Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GREEN PLAINS PARTNERS LP

This Certificate of Limited Partnership, dated March 2, 2015, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Green Plains Partners LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3. General Partner. The name and the mailing address of the general partner are:

Green Plains Holdings LLC

450 Regency Parkway, Suite 400

Omaha, NE 68114

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

GREEN PLAINS PARTNERS LP

By:	Green Plains Holdings LLC, its general partner

By:	/s/ Michelle S. Mapes
	Name:	Michelle S. Mapes
Authorized Person